Exhibit 99.1

Onto Innovation Announces Agreement to Acquire Semilab

International’s Materials Analysis Business

Acquisition adds unique materials characterization technology for advanced nodes,

advanced packaging and compound semiconductor applications

Transaction expected to add over $130 million to Onto Innovation’s annual revenue, be immediately accretive to gross and operating margins, and increase non-GAAP EPS by over 10% in year one

Wilmington, Mass., June 30, 2025 – Onto Innovation Inc. (NYSE: ONTO) today announced that it has entered into a definitive agreement to acquire the materials analysis business of Semilab International for $475 million in cash and 706,215 shares of Onto Innovation common stock. Based on the closing price of Onto Innovation’s common stock on June 27, 2025, the total transaction value is approximately $545 million.

The acquisition adds four complementary product lines providing inline wafer contamination monitoring and materials interface characterization. As the use of exotic materials in semiconductor manufacturing rapidly expands, demand for advanced materials analysis is growing significantly. This portfolio has grown at an approximately 20% compound annual growth rate since 2021 and is projected to generate approximately $130 million in annual revenue in 2025. Onto Innovation expects to further enhance the customer value proposition by integrating its Ai Diffract™ modeling engine and leveraging advanced dimensional metrology, helping speed yield learning for new devices in packaging, power semiconductors and potentially the advanced nodes.

This acquisition aligns with Onto Innovation’s strategy to excel in high-growth, high-margin segments of the semiconductor value chain, particularly where device complexity is accelerating, such as the production of chips required for AI applications. It reflects the company’s disciplined approach to capital allocation and commitment to long-term shareholder value. The transaction is expected to be immediately accretive to both gross and operating margins and to increase non-GAAP earnings per share by more than 10% in the first year following close, adding over $130 million to Onto Innovation’s annual revenue. Onto Innovation expects a smooth integration, supported by strong cultural and technical alignment between the two organizations.

“We’re excited to welcome Semilab’s talented materials characterization team to Onto Innovation,” said Mike Plisinski, chief executive officer of Onto Innovation. “This acquisition expands our portfolio of process control technologies, which work together to help customers achieve their yield targets. This portfolio is exciting as it has demonstrated broad customer appeal and we see additional technical synergies with our modeling and acoustic metrology technologies, which we expect to provide additional benefit to our customers.”

The transaction is expected to close in the second half of 2025 and is subject to U.S. and Hungarian regulatory approvals and customary closing conditions. Onto Innovation and Semilab have aligned on detailed transition services to ensure customer continuity and post-close support.

Onto Innovation will provide further details during its second quarter earnings release in early August. Onto Innovation affirms its second quarter guidance, initially provided on May 8, 2025.

Barclays Capital Inc. is serving as financial advisor, and Simpson Thacher & Bartlett LLP as legal advisor, to Onto Innovation in connection with the potential transaction. Semilab is advised by Needham & Company, LLC and Hill, Ward & Henderson P.A.

About Onto Innovation Inc.

Onto Innovation is a leader in process control, combining global scale with an expanded portfolio of leading-edge technologies that include: un-patterned wafer quality; 3D metrology spanning chip features from nanometer scale transistors to large die interconnects; macro defect inspection of wafers and packages; metal interconnect composition; factory analytics; and lithography for advanced semiconductor packaging.

Our breadth of offerings across the entire semiconductor value chain combined with our connected thinking approach results in a unique perspective to help solve our customers’ most difficult yield, device performance, quality, and reliability issues. Onto Innovation strives to optimize customers’ critical path of progress by making them smarter, faster and more efficient.

With headquarters and manufacturing in the U.S., Onto Innovation supports customers with a worldwide sales and service organization.

Additional information can be found at www.ontoinnovation.com.

Forward Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Act”) which include statements relating to Onto Innovation’s business momentum and future growth; the benefit to customers and the capabilities of Onto Innovation’s products and customer service; Onto Innovation’s ability to both deliver products and services consistent with our customers’ demands and expectations and strengthen its market position, Onto

Innovation’s beliefs about market opportunities; the timing and ability of Onto Innovation to complete the transaction with Semilab Zrt. (the “Transaction”); the benefits of the Transaction to Onto Innovation, its stockholders and its customers; as well as other matters that are not purely historical data. Onto Innovation wishes to take advantage of the “safe harbor” provided for by the Act and cautions you not to place undue reliance on any forward-looking statements and that actual results may differ materially from those projected as a result of various factors, including risks and uncertainties, many of which are beyond Onto Innovation’s control. Such factors include, but are not limited to, one or more closing conditions to the Transaction, including certain regulatory approvals, may not be satisfied or waived, on a timely basis or otherwise, including that a governmental entity may prohibit, delay, or refuse to grant approval for the consummation of the proposed transaction, or may require conditions, limitations, or restrictions in connection with such approvals; the risk that the Transaction may not be completed in the time frame expected by Onto Innovation, or at all; unexpected costs, charges, or expenses resulting from the Transaction; failure to realize the anticipated benefits of the Transaction, including as a result of delay in completing the Transaction or integrating the acquired business with the business of Onto Innovation; difficulties and delays in achieving revenue and cost synergies anticipated to be realized from the Transaction; the occurrence of any event that could give rise to termination of the Transaction; evolving legal, regulatory, and tax regimes; changes in economic, financial, political, and regulatory conditions, in the United States and elsewhere, and other factors that contribute to uncertainty and volatility, natural and man-made disasters, civil unrest, pandemics, geopolitical uncertainty, and conditions that may result from legislative, regulatory, trade, and policy changes; risks related to disruption of management time from ongoing business operations due to the Transaction; the risk that the Transaction and its announcement could have an adverse effect on the ability of Onto Innovation or the acquired business to retain customers and retain and hire key personnel and maintain relationships with customers, suppliers, employees, stockholders, strategic partners and other business relationships and on their operating results and business generally; the Company’s ability to leverage its resources to improve its position in its core markets; its ability to weather difficult economic environments; its ability to open new market opportunities and target high-margin markets; the strength/weakness of the back-end and/or front-end semiconductor market segments; fluctuations in customer capital spending and any potential impact as a result of the novel coronavirus situation; the Company’s ability to effectively manage its supply chain and adequately source components from suppliers to meet customer demand; its ability to adequately protect its intellectual property rights and maintain data security; its ability to effectively maneuver global trade issues and changes in trade and export license policies; the Company’s ability to maintain relationships with its customers and manage appropriate levels of inventory to meet customer demands; and the Company’s ability to successfully integrate acquired businesses and technologies. Additional information and considerations regarding the risks faced by Onto Innovation are available in Onto Innovation’s Annual Report on Form 10-K for the year ended

December 28, 2024, and other filings with the Securities and Exchange Commission. As the forward-looking statements are based on Onto Innovation’s current expectations, the Company cannot guarantee any related future results, levels of activity, performance or achievements. Onto Innovation does not assume any obligation to update the forward-looking information contained in this press release, except as required by law. Neither future distribution of this communication nor the continued availability of this communication in archive form on the Company’s website should be deemed to constitute an update or re-affirmation of these statements as of any future date.

Discussion of Non-GAAP Financial Measures

This press release contains certain non-GAAP financial measures. Please see Onto Innovation’s earnings release dated as of May 8, 2025 for the full discussion of the non-GAAP financial measures.

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Source: Onto Innovation Inc.

ONTO-IC

Contacts:

Investor Relations:

Sidney Ho, +1 408.376.9163

sidney.ho@ontoinnovation.com

Press:

Amy Shay, +1 952.259.1794

amy.shay@ontoinnovation.com